EXHIBIT 99.8




                             JOINT FILING AGREEMENT


The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be signed in counterpart copies:


Dated:  June 14, 2006

                                 D'LOREN REALTY, LLC


                                 By:  /s/ Robert W. D'Loren
                                     --------------------------------
                                 Name:    Robert W. D'Loren
                                 Title:   Member-Manager



                                 /s/ Robert W. D'Loren
                                 ------------------------------------
                                 Robert W. D'Loren